Exhibit 10.5



                             DATA CALL TECHNOLOGIES

                         EXECUTIVE EMPLOYMENT AGREEMENT

     THIS EXECUTIVE EMPLOYMENT AGREEMENT (this "Agreement") is made between Data Call Technologies, a Nevada corporation (the "Company"), and Tim Vance
("Executive") (collectively sometimes referred to as the "Parties" and individually sometimes referred to as "Each Party"). Unless otherwise indicated, all references to Sections are to Sections in this Agreement. This Agreement is effective as of the "Effective Date" set forth in Section 14 below.

                              W I T N E S S E T H:

     WHEREAS, the Company desires to obtain the services of Executive, and Executive desires to be employed by the Company upon the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises, the agreements herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as of the date hereof as follows:

     1. Employment. The Company hereby agrees to employ Executive, and Executive hereby agrees to serve the Company, as Director of Customer Support ("Employment") for a period of Three (3) years beginning on the Effective Date. This Agreement is renewable for successive one-year terms upon the mutual acceptance of both parties.

     2.  Scope  of  Employment.

          (a) During the Employment, Executive will serve as Director of Customer Support. In that connection, Executive will (i) devote his full-time, attention, and energies to the business of the Company and will diligently and to the best of his ability perform all duties incident to his employment hereunder; (ii) use his best efforts to promote the interests and goodwill of the Company; and (iii) perform such other duties commensurate with his office as the Board of Directors of the Company may from time-to-time assign to him.

          (b)  Section  2(a) shall not be construed as preventing Executive from
     (i) serving on corporate, civic or charitable boards or committees, or (ii) making investments in other businesses or enterprises; provided that in no event shall any such service, business activity or investment require the provision of substantial services by Executive to the operations or the affairs of such businesses or enterprises such that the provision thereof would interfere in any respect with the performance of Executive's duties hereunder; and subject to Section 6.

     3. Compensation and Benefits During Employment. During the Employment, the Company shall provide compensation to Executive as follows.

          (a) The Company shall pay Executive base compensation of $80,000 per year.

          (b) The Company shall reimburse Executive for business expenses incurred by Executive in connection with the Employment in accordance with the Company's then-current policies and shall include reimbursement for that portion of Executive's cell phone expenses which correspond to his Employment. Pre-approval in writing will be required for any amounts in excess of $500.00.

          (c) Executive will be entitled to health insurance and life insurance when and if a policy is adopted by the Company.

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          (d)  Executive  will  be  entitled to participate in a 401k retirement plan when and if a policy is enacted by the Company.

          (e) Executive will be entitled to Two (2) weeks of paid time off ("PTO") per year. PTO days shall begin on the 1st of January for each successive year. Unused PTO days shall roll-over into the next year. Other than the use of PTO days for illness or personal emergencies, PTO days must be pre-approved by the Company. All unused PTO shall expire on the third anniversary of the date first granted hereunder.

          (f) Executive will be entitled to participate in any incentive program or discretionary bonus program of the Company which may be implemented in the future by the Board of Directors.

          (g) Executive will be entitled to participate in any stock option plan of the Company which may be approved in the future by the Board of Directors.

          (h) Executive shall be entitled to up to $500 per month to be used by Executive for car payments on a car to be used by Executive in connection with his employment hereunder.

          Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by Executive in good faith and in the best interests of the Company and thus shall not be deemed grounds for Termination for Cause.

     4.  Confidential  Information.

          (a) Executive acknowledges that the law provides the Company with protection for its trade secrets and confidential information. Executive will not disclose, directly or indirectly, any of the Company's confidential business information or confidential technical information to anyone without authorization from the Company's management. Executive will not use any of the Company's confidential business information or confidential technical information in any way, either during or after the Employment with the Company, except as required in the course of the Employment.

          (b) Executive will strictly adhere to any obligations that may be owed to former employers insofar as Executive's use or disclosure of their confidential information is concerned.

          (c) Information will not be deemed part of the confidential information restricted by this Section 4 if Executive can show that: (i) the information was in Executive's possession or within Executive's knowledge before the Company disclosed it to Executive; (ii) the information was or became generally known to those who could take economic advantage of it; (iii) Executive obtained the information from a party having the right to disclose it to Executive without violation of any obligation to the Company, or (iv) Executive is required to disclose the information pursuant to legal process (e.g., a subpoena), provided that Executive notifies the Company immediately upon receiving or becoming aware of the legal process in question. No combination of information will be deemed to be within any of the four exceptions in the previous sentence, however, whether or not the component parts of the combination are within one or more exceptions, unless the combination itself and its economic value and principles of operation are themselves within such an exception or exceptions.

          (d) All originals and all copies of any drawings, blueprints, manuals, reports, computer programs or data, notebooks, notes, photographs, and all other recorded, written, or printed matter relating to research, manufacturing operations, or business of the Company made or received by Executive during the Employment are the property of the Company. Upon

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     Termination  of  the  Employment,  whether or not for Cause, Executive will immediately deliver to the Company all property of the Company which may still be in Executive's possession. Executive will not remove or assist in removing such property from the Company's premises under any circumstances, either during the Employment or after Termination thereof, except as authorized by the Company's management.

          (e) For a period of one (1) year after the date of Termination of the Employment, Executive will not, either directly or indirectly, hire or employ or offer or participate in offering employment to any person who at the time of such Termination or at any time during such one year period following the time of such Termination was an employee of the Company without the prior written consent of the Company.

     5.  Ownership  of  Intellectual  Property.

          (a) The Company will be the sole owner of any and all of Executive's Inventions that are related to the Company's business, as defined in more detail below.

          (b) For purposes of this Agreement, "Inventions" means all inventions, discoveries, and improvements (including, without limitation, any information relating to manufacturing techniques, processes, formulas, developments or experimental work, work in progress, or business trade secrets), along with any and all other work product relating thereto.

          (c) An Invention is "related to the Company's business" ("Company-Related Invention") if it is made, conceived, or reduced to practice by Executive (in whole or in part, either alone or jointly with others, whether or not during regular working hours), whether or not potentially patentable or copyrightable in the U.S. or elsewhere, and it either: (i) involves equipment, supplies, facilities, or trade secret information of the Company; (ii) involves the time for which Executive was or is to be compensated by the Company; (iii) relates to the business of the Company or to its actual or demonstrably anticipated research and development; or (iv) results, in whole or in part, from work performed by Executive for the Company.

          (d) Executive will promptly disclose to the Company, or its nominee(s), without additional compensation, all Company-Related Inventions.

          (e) Executive will assist the Company, at the Company's expense, in protecting any intellectual property rights that may be available anywhere in the world for such Company-Related Inventions, including signing U.S. or foreign patent applications, oaths or declarations relating to such patent applications, and similar documents.

          (f) To the extent that any Company-Related Invention is eligible under applicable law to be deemed a "work made for hire," or otherwise to be owned automatically by the Company, it will be deemed as such, without additional compensation to Executive. In some jurisdictions, Executive may have a right, title, or interest ("Right," including without limitation all right, title, and interest arising under patent law, copyright law, trade-secret law, or otherwise, anywhere in the world, including the right to sue for present or past infringement) in certain Company-Related Inventions that cannot be automatically owned by the Company. In that case, if applicable law permits Executive to assign Executive's Right(s) in future Company-Related Inventions at this time, then Executive hereby assigns any and all such Right(s) to the Company, without additional compensation to Executive; if not, then Executive agrees to assign any and all such Right(s) in any such future Company-Related Inventions to the Company or its nominee(s) upon request, without additional compensation to Executive.

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     6.  Non-competition.  As  a  condition  to,  and  in  consideration of, the
Company's entering into this Agreement, and giving Executive access to certain confidential and proprietary information, which Executive recognizes is valuable to the Company and, therefore, its protection and maintenance constitutes a legitimate interest to be protected by the provisions of this Section 6 as applied to Executive and other employees similarly situated to Executive, and for ten dollars ($10) and other good and valuable consideration, the receipt and sufficiency of which Executive hereby acknowledges, Executive acknowledges and hereby agrees as follows:

          (a) that Executive is and will be engaged in the business of the Company;

          (b) that Executive has occupied a position of trust and confidence with the Company prior to the Effective Date, and that during such period and the period of Executive's Employment under this Agreement, Executive has, and will, become familiar with the Company's trade secrets and with other proprietary and confidential information concerning the Company;

          (c) that the obligations of this Agreement are directly related to the Employment and are necessary to protect the Company's legitimate business interests; and that the Company's need for the covenants set forth in this Agreement is based on the following: (i) the substantial time, money and effort expended and to be expended by the Company in developing technical designs, computer program source codes, marketing plans and similar confidential information; (ii) the fact that Executive will be personally entrusted with the Company's confidential and proprietary information;
     (iii) the fact that, after having access to the Company's technology and other confidential information, Executive could become a competitor of the Company; and (iv) the highly competitive nature of the Company's industry, including the premium that competitors of the Company place on acquiring proprietary and competitive information; and

          (d) that for a period commencing on the Effective Date and ending nine
     (9) months following Termination as provided in Section 11, Executive will not, directly or indirectly, serve as employee, agent, consultant, stockholder, director, co-partner or in any other individual or representative capacity, own, operate, manage, control, engage in, invest in or participate in any manner in, act as consultant or advisor to, render services for (alone or in association with any person, firm, corporation or entity), or otherwise assist any person or entity that directly or indirectly engages or proposes to engage in (i) the same, or a substantially similar, type of business as that in which the Company engages; or (ii) the business of distribution or sale of (A) products and services distributed, sold or license by the Company at the time of termination; or (B) products and services proposed at the time of Termination to be distributed, sold or licensed by the Company, anywhere in Harris County, Montgomery County, Waller County, Liberty County, Chambers County, Galveston County, Brazoria County or Fort Bend County, Texas (the "Territory"); provided, however

          (e) that nothing contained herein shall be construed to prevent Executive from investing in the stock or securities of any competing corporation listed on any recognized national securities exchange or traded in the over the counter market in the United States, but only if (i) such investment is of a totally passive nature and does not involve Executive devoting time to the management or operations of such corporation and Executive is not otherwise involved in the business of such corporation; and if (ii) Executive and his associates (as such term is defined in Regulation 14(A) promulgated under the Securities Exchange Act of 1934, as in effect on the Effective Date), collectively, do not own, directly or indirectly, more than an aggregate of two percent (2%) of the outstanding stock or securities of such corporation.

     7. Legal Fees and Expenses. In the event of a lawsuit, arbitration, or other dispute-resolution proceeding between the Company and Executive arising out of or relating to this Agreement, the prevailing party, in the proceeding as

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a  whole  and/or in any interim or ancillary proceedings (e.g., opposed motions, including without limitation motions for preliminary or temporary injunctive relief) will be entitled to recover its reasonable attorneys' fees and expenses unless the court or other forum determines that such a recovery would not serve the interests of justice.

     8.  Successors.

          (a)  This  Agreement shall inure to the benefit of and be binding upon
     (i) the Company and its successors and assigns; (ii) Executive and Executive's heirs and legal representatives, except that Executive's duties and responsibilities under this Agreement are of a personal nature and will not be assignable or delegable in whole or in part; and (iii) Executive Parties as provided in Section 10.

          (b) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, Acquisition or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "the Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

     9.  Arbitration.

          (a) Except as set forth in paragraph (b) of this Section 9 or to the extent prohibited by applicable law, any dispute, controversy or claim arising out of or relating to this Agreement will be submitted to binding arbitration before a single arbitrator in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association in effect on the date of the demand for arbitration. The arbitration shall take place before a single arbitrator, who will preferably but not necessarily be a lawyer but who shall have at least five years' experience in working in or with Internet companies. Unless otherwise agreed by the parties, the arbitration shall take place in the city in which Executive's principal office space is located at the time of the dispute or was located at the time of Termination of the Employment (if applicable). The arbitrator is hereby directed to take all reasonable measures not inconsistent with the interests of justice to expedite, and minimize the cost of, the arbitration proceedings.

          (b) To protect inventions, trade secrets, or other confidential information of Section 4, and/or to enforce the non-competition provisions of Section 6, the Company may seek temporary, preliminary, and/or permanent injunctive relief in a court of competent jurisdiction, in each case, without waiving its right to arbitration.

          (c) At the request of either party, the arbitrator may take any interim measures s/she deems necessary with respect to the subject matter of the dispute, including measures for the preservation of confidentiality set forth in this Agreement.

          (d) Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction.

     10. Indemnification.

          (a) The Company agrees to indemnify and hold harmless Executive, his nominees and/or assigns (a reference in this Section 10 to Executive also includes a reference to Executive's nominees and/or assigns) against any and all losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements (incurred in any and all actions, suits, proceedings and investigations in respect thereof and any and all legal and other costs, expenses and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise), including without limitation, the costs, expenses and disbursements, as and when incurred, of investigating, preparing or defending any such action, suit, proceeding or investigation that is in any way related to the Executive's employment with the Company (whether or not in connection with any action in which the Executive is a party). Such indemnification does not apply to acts performed by Executive, which are criminal in nature or a violation of law. The Company also agrees that Executive shall not have any liability (whether direct or indirect, in contract or tort, or otherwise) to the Company, for, or in connection with, the engagement of the Executive under the Agreement, except to the extent that any such liability resulted primarily and directly from Executive's gross negligence and willful misconduct.

          (b) These indemnification provisions shall be in addition to any liability which the Company may otherwise have to Executive or the persons indemnified below in this sentence and shall extend to the following: the Executive, his affiliated entities, partners, employees, legal counsel, agents, and controlling persons (within the meaning of the federal securities laws), and the officers, directors, employees, legal counsel, agents, and controlling persons of any of them (collectively, the "the Executive Parties").

          (c) If any action, suit, proceeding or investigation is commenced, as to which any of the Executive parties propose indemnification under the Agreement, they shall notify the Company with reasonable promptness; provided however, that any failure to so notify the Company shall not relieve the Company from its obligations hereunder. The Executive Parties shall have the right to retain counsel of their own choice (which shall be reasonably acceptable by the Company) to represent them, and the Company shall pay fees, expenses and disbursements of such counsel; and such counsel shall, to the extent consistent with its professional responsibilities, cooperate with the Company and any counsel designated by the Company. The Company shall be liable for any settlement of any claim against the Executive Parties made with the Company's written consent, which consent shall not be unreasonably withheld. The Company shall not, without the prior written consent of the party seeking indemnification, which shall not be reasonably withheld, settle or compromise any claim, or permit a default or consent to the entry of any judgment in respect thereof, unless such settlement, compromise or consent includes, as an unconditional term thereof, the giving by the claimant to the party seeking indemnification of an unconditional release from all liability in respect of such claim.

          (d) The indemnification provided by this Section 10 shall not be deemed exclusive of, or to preclude, any other rights to which those seeking indemnification may at any time be entitled under the Company's Articles of Incorporation, Bylaws, any law, agreement or vote of shareholders or disinterested Directors, or otherwise, or under any policy or policies of insurance purchased and maintained by the Company on behalf of Executive, both as to action in his Employment and as to action in any other capacity.

          (f) Neither Termination nor completion of the Employment shall effect these indemnification provisions which shall then remain operative and in full force and effect.

     11. Termination

          This Agreement and the employment relationship created hereby will terminate (i) upon the disability or death of Executive under Section 11 (a) or 11(b); (ii) with cause under Section 11 (c); (iii) for good reason under Section 11 (d); or without cause under Section 11 (e).

          (a) Disability. The Company shall have the right to terminate the employment of Executive under this Agreement for disability in the event Executive suffers an injury, illness, or incapacity of such character as to substantially disable him from performing his duties without reasonable accommodation by Executive hereunder for a period of more than thirty (30) consecutive days upon Company giving at least thirty (30) days written notice of termination.

          (b) Death. This Agreement will terminate on the Death of the Executive.

          (c) With Cause. The Company may terminate this Agreement at any time because of, (i) the conviction of Executive of an act or acts constituting a felony or other crime involving moral turpitude, dishonesty or theft or fraud; (ii) Executive's gross negligence in the performance of his duties hereunder; or (iii) Executive's lack of performance of his duties hereunder.

          (d) Good Reason. The Executive may terminate his employment for "Good Reason" by giving Company ten (10) days written notice if:

               (i) he is assigned, without his express written consent, any duties materially inconsistent with his positions, duties, responsibilities, or status with Company as of the date hereof, or a change in his reporting responsibilities or titles as in effect as of the date hereof;

               (ii) his compensation is reduced; or

               (iii) the  Company  does  not  pay  any  material  amount  of compensation due hereunder and then fails either to pay such amount within the ten (10) day notice period required for termination hereunder or to contest in good faith such notice. Further, if such contest is not resolved within thirty (30) days, the Company shall submit such dispute to arbitration under Section 9.

          (e) Without Cause. The Company may terminate this Agreement at any time without cause.

     12. Obligations of Company Upon Termination.

          (a) In the event of the termination of Executive's employment pursuant to Section 11 (a), (b), (c) or (d), Executive will be entitled only to the compensation earned by him hereunder as of the date of such termination (plus life insurance or disability benefits).

          (b) In the event of the termination of Executive's employment pursuant to Section 11(e), Executive will be entitled to receive as severance pay in a one time lump sum payment payable within Thirty (30) days of his termination under Section 11(e) an amount equal to any and all of Executive's salary remaining to be paid under this Agreement. For Example, if Executive's employment was terminated on the first anniversary of the Effective Date of this Agreement pursuant to Section 11(e), Executive shall be entitled to receive as a one time lump sum payment an amount equal to the remaining two (2) years of his employment hereunder (at $80,000 a year) or a total of $160,000. If this Agreement is renewed for additional One (1) year terms pursuant to Section 1 above, Executive shall be entitled to a one time lump sum payment equal to the remaining amount of his salary to be paid under this Agreement, until the end of the then current one year term, within Thirty (30) days of his termination under Section 11(e).

     13. Other Provisions.

          (a) All notices and statements with respect to this Agreement must be in writing. Notices to the Company shall be delivered to the Chairman of the Board or any vice president of the Company. Notices to Executive may be delivered to Executive in person or sent to Executive's then-current mailing address as indicated in the Company's records.

          (b) This Agreement sets forth the entire agreement of the parties concerning the subjects covered herein; there are no promises, understandings, representations, or warranties of any kind concerning those subjects except as expressly set forth in this Agreement.


          (c) Any modification of this Agreement must be in writing and signed by all parties; any attempt to modify this Agreement, orally or in writing, not executed by all parties will be void.

          (d) If any provision of this Agreement, or its application to anyone or under any circumstances, is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability will not affect any other provision or application of this Agreement which can be given effect without the invalid or unenforceable provision or application and will not invalidate or render unenforceable such provision or application in any other jurisdiction.

          (e) This Agreement will be governed and interpreted under the laws of the United States of America and the laws of the State of Texas as applied to contracts made and carried out in Texas by residents of Texas.

          (f) No failure on the part of any party to enforce any provisions of this Agreement will act as a waiver of the right to enforce that provision.

          (g) Section headings are for convenience only and shall not define or limit the provisions of this Agreement.

          (h) This Agreement may be executed in several counterparts, each of which is an original. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts. A copy of this Agreement signed by one party and faxed to another party shall be deemed to have been executed and delivered by the signing party as though an original. A photocopy of this Agreement shall be effective as an original for all purposes.








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     14.  Summary  of  Terms  of  Employment

          Effective  Date                   October  1,  2005

          Term  &  Commitment               Three  Years,  full-time,  renewable

          Office  /  Position               Director  of  Customer  Support

          Salary                            $80,000  per  year

     This Agreement contains provisions requiring binding arbitration of disputes. By signing this Agreement, Executive acknowledges that he (i) has read and understood the entire Agreement; (ii) has received a copy of it (iii) has had the opportunity to ask questions and consult counsel or other advisors about its terms; and (iv) agrees to be bound by it.


Executed  to  be  effective  as  of  the  Effective  Date.


DATA  CALL  TECHNOLOGIES:               EXECUTIVE:
/s/ James Ammons                        /s/ Tim Vance
-------------------------               --------------------------
James  Ammons                           Tim  Vance
Chief  Executive  Officer

Date: 10/15/05                          Date: 10/14/05
      ----------                              -----------

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